UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2007

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On October 31, 2007, Aon Corporation (the “Company”) issued a press release (the “Earnings Press Release”) announcing its results of operations for the quarter and nine months ended September 30, 2007 and containing information on its 2007 global restructuring plan. The 2007 restructuring plan is further described in Item 2.05 of this Current Report on Form 8-K.

A copy of the Earnings Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On October 31, 2007, the Company issued a press release (the “Restructuring Plan Press Release”) announcing its 2007 global restructuring plan. Additional details of this restructuring plan were contained in the Earnings Press Release. Under the restructuring plan, the Company intends to create a more streamlined organization and reduce future expense growth to better serve clients.

The restructuring plan is focused primarily on structural changes that will improve expense management through simplification and consolidation across the Company. As a result of the restructuring plan, which will continue through the end of 2009, the Company intends to: (1) eliminate 2,700 positions, predominantly non-client facing roles, including 1,100 positions that will be off-shared or outsourced, (2) further consolidate functions such as Human Resources, Finance and Information Technology around the globe, (3) evaluate options to consolidate and simplify European operations on a country-by-country basis focusing on shared service functions, real estate and off-shoring or outsourcing of positions, and (4) simplify real-estate globally through “model office” practices.

The restructuring plan is expected to result in cumulative pretax charges of approximately $360 million. This amount includes approximately $228 for workforce reduction costs, $80 million for lease consolidation costs, $36 million for asset impairments and $16 million for other costs associated with the restructuring program. The Company estimates that approximately $324 million of the total $360 million estimated restructuring charge will result in cash expenditures for workforce reduction, lease consolidation and other restructuring related expenses.

All of the components of the restructuring plan are not finalized and actual total costs and timing of the costs may vary from the estimated total of $360 million due to changes in the scope or assumptions underlying the restructuring plan.

A copy of the Restructuring Plan Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a) - (c)   Not applicable.

(d)           Exhibits:

Exhibit Number	Description of Exhibit
99.1	Earnings Press Release issued by the Company on October 31, 2007.
99.2	Restructuring Plan Press Release issued by the Company on October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger

David P. Bolger
Executive Vice President and Chief Financial Officer

Date: October 31, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Earnings Press Release issued by the Company on October 31, 2007.
99.2	Restructuring Plan Press Release issued by the Company on October 31, 2007.